EXHIBIT 5 AND 23.2

                            SCHNEIDER WEINBERGER LLP
                      2200 CORPORATE BLVD., N.W., SUITE 210
                              BOCA RATON, FL 33431


                                 August 6, 2004

Lifestream Technologies, Inc.
510 Clearwater Loop, Suite 101
Post Falls, Idaho 83854

         RE: REGISTRATION STATEMENT ON FORM S-8 (THE "REGISTRATION STATEMENT");
             LIFESTREAM TECHNOLOGIES, INC.  (THE "COMPANY")
             2004 STOCK COMPENSATION PLAN (THE "PLAN")

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission ("Commission") with respect to the registration by the Company of an aggregate of up to 25,000,000 shares of Common Stock, $.001 par value per share of the Company (the "Shares"). The Shares are covered by the Registration Statement and consist of up to 25,000,000 shares issuable pursuant to the Plan.

         In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Articles of Incorporation and By-Laws, the Plan and various other agreements and option awards, corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

         Subject to and in reliance upon the foregoing, we are of the opinion that the Shares to be issued under the Plan, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

                                Very truly yours,

                                /s/ SCHNEIDER WEINBERGER LLP
                                ----------------------------
                                SCHNEIDER WEINBERGER LLP